                                                                                                                Exhibit 10.174

                                                         SUBLICENSE AGREEMENT

This Agreement, effective as of September 15, 2000, is between Centocor , Inc., a Pennsylvania corporation, having a principal place of business at 200 Great Valley Parkway, Malvern, PA 19355(hereinafter "Centocor") and MedImmune, Inc., a corporation having a principal place of business at 35 West Watkins Mill Road, Gaithersburg, MD (hereinafter "Licensee"). WHEREAS:

        A.      Centocor  is the  licensee of certain  patents and patent  applications  relating  to methods of  producing functional immunoglobulins and antigen binding proteins

        B.      Centocor is willing to grant  sublicenses to other parties for the  development of certain  products for public use and benefit as specified in this Agreement.

        C.      Licensee desires to obtain a sublicense under the terms and conditions specified herein.

NOW, THEREFORE, the parties agree as follows:
                                                               Article I
                                                              DEFINITIONS

      Unless otherwise specifically set forth herein, the following terms shall have the following meanings:

         1.01.     "Affiliate"  of a Party shall mean any entity that  controls,  is controlled by or is under common  control with that Party; and "control" for purposes of this definition shall mean the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation, "control" shall mean the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting stock.

         1.02.     "Cost of Product" shall mean the cost of acquisition, if purchased, or the cost of manufacture,  the latter being the sum of direct production costs and manufacturing overhead costs determined in accordance with generally accepted accounting principles.

         1.03      "Excluded Products" shall mean the products on Schedule B, which are excluded from Licensed Products.

         1.04.     "License  Agreement" shall mean the agreement and amendments thereto between Centocor and Licensor dated November
10, 1992, a redacted copy of which is attached hereto in Schedule C.

         1.05.     "Licensed  Patents"  shall mean U.S.  Patent No.  5,807,715  and all  patents  maturing  from  applications  that are divisionals, continuations or continuations-in-part of the parent applications of any of the foregoing; and any and all reissues or extensions of any of the foregoing; to the extent, and only to the extent, that the patents would be infringed by the unauthorized manufacture, use or sale of Licensed Products.

         1.06.     "Licensed  Products" shall mean all Products the  manufacture,  use, offer for sale, sale or import of which: (a)
but for the license granted herein would infringe one or more claims of a Licensed Patent, which Licensed Patent has neither expired nor been held invalid by a court or other body of competent jurisdiction from which no appeal has been or may be taken.

         1.07      "Licensor"  shall  mean The Board of  Trustees  of  Leland  Stanford  Junior  University  and the  Trustees  of
Columbia University of the City of New York.

         1.08      "Net  Sales"  shall mean the gross  invoice or contract  price of Licensed  Product  sold by Licensee or an
Affiliate of Licensee or any distributor or reseller on behalf of the Licensee, , less the following items but only insofar as they actually pertain to the sale of such Licensed Products by Licensee or any of its Affiliates and are included in such gross invoice or contract price and to the extent such items (except items (a) and (b)) are separately billed:

                        (a)      normal or customary trade  discounts,  if any,  actually allowed or paid (other than cas discounts, advertising allowances, fees, or commissions to any employee);
                        (b)      credits fro returns, allowances, or trades;
                        (c)      import, export, excise and sales tax, plus customs duties;
                        (d)      cost of insurance and transportaiton from the place of manufacture to the customer's premises or point of installation; and
                        (e)      packing costs.

For Licensed Product sold in combination with one or more active ingredients, Net Sales shall be calculated by multiplying Net Sales of the combination product by the fraction A/(A+B) where A is the sales price of the Licensed Product in the combination when sold separately and B is the total sales price of all other active ingredients in the combination when sold separately. If the Licensed
Product and the other active ingredients are not sold separately, Cost of Product shall be substituted for sales price in the above formula for each of the components of the combination product.

         1.09.     "Party" shall mean Centocor or Licensee and when used in the plural shall mean Centocor and Licensee.

         1.10      "Products"  shall mean the products  listed in Schedule A and those products  added to Schedule A in accordance with paragraph 2.05.

         1.11      "Related Party" shall mean a joint venture partner or Affiliate of Licensee .

         1.12      "RSV Antibody"  shall mean the antibody  product  currently sold by Licensee to prevent  Respiratory  Syncytial
Virus under the trademark SYNAGIS and any predecessor or successor product that binds to the same epitope as such antibody and is used to prevent and/or treat Respiratory Syncytial Virus.

         1.13      "Cross-Licensed  Products"  shall  mean  all  products  designated  by  Centocor  pursuant  to  paragraph  2.05, the manufacture, use, offer for sale, sale or import of which, but for the cross-license granted herein, would infringe one or more claims of any patent or pending patent application owned, controlled by , or licensed to Licensee , and which in the case of patents, which patent has neither expired nor been held invalid by a court or other body of competent jurisdiction from which no appeal has been or may be taken. Cross-Licensed Products are listed on Schedule C of this Agreement and Schedule C shall be updated from time to time in accordance with Paragraph 2.05.

Article II

GRANT

         2.01.     License.

        (a)    Subject to the  fulfillment  by Licensee of all the terms and  conditions of this  Agreement, Centocor hereby grants to Licensee and Licensee hereby accepts a non-exclusive, non-transferable worldwide sublicense under Licensed Patents for the term thereof to make, have made, use, offer for sale, sell and import Licensed Products, without the right to grant sublicenses, except as provided in Section 2.01(b).

        (b)    In the event that Licensee grants a license under Licensee  patent(s) to a third  party(ies) with respect to a
Licensed Product(s), then, with respect to each such Licensed Product, Licensee shall have the right to grant a sublicense under this Agreement to such third party with respect to such Licensed Product.

         2.02.     Schedule B.    The antibodies listed on Schedule B are explicitly excluded from Products.

         2.03.     No Other License.  Licensee  understands  and agrees that no license under any patent other than Licensed
Patents is or shall be deemed to have been granted to Licensee under this Agreement, either expressly or by implication.

         2.04      Cross License.  Licensee hereby agrees to grant to Centocor,  subject only to Paragraph  2.05(b),  a royalty-bearing nonexclusive license in the United States, to make, have made, use, offer to sell, sell and import Cross-Licensed
Products under terms and conditions and at a commercially reasonable royalty, all to be negotiated in good faith between the parties. With respect to terms and conditions other than royalties, the terms and conditions of this Agreement as well as the terms and conditions of any license agreement under which Centocor receives a sublicense shall be used as guidance in such good faith negotiation. It is expressly understood that, with respect to patents and patent applications licensed to Licensee, Licensee's obligations under this Paragraph 2.04 are limited only by Licensee's right to grant sublicenses and if Licensee does not have the right to grant a sublicense, Licensee shall use reasonable efforts to obtain the right to grant a sublicense and such sublicense shall be subject to the terms and conditions of the license agreement under which the sublicense is granted. In the event that
Centocor desires to extend the license to Cross-Licensed Products to one or more countries outside the United States, Licensee agrees to consider extension of the license to one or more of such countries but Licensee shall have no obligation to extend the license to any country outside the United States.

         2.05      Licensed Products and Cross-Licensed Products.

        (a)    At any time during the term of this  Agreement,  Licensee shall have the right to notify  Centocor in writing that an antibody (other than an Excluded Product) then in preclinical or clinical development, as those terms are commonly used in the industry, shall become a Product to be added to Schedule A. Such writing shall include information about such antibody including but not limited to the following specifics regarding the antigen(s) to which the antibody binds: species or organism; cDNA or primary amino acid sequence; binding epitope; unique antigenic characteristics of epitope (e.g., aberrant glycosylation pattern, unique folding etc.), and other information sufficient for Centocor to evaluate the antigen(s) to which said antibody binds. If Centocor has an antibody or portion thereof in preclinical or clinical development that binds to the same antigen as the antibody as to which notice has been provided by Licensee under this Paragraph 2.05(a), and within forty five (45) days after receiving the written notice from Licensee, Centocor by written notice to Licensee designates such Centocor antibody as a Cross-Licensed Product, such
Centocor antibody or portion thereof shall be a Cross-Licensed Product and such antibody designated by Licensee shall be a Product and shall be added to Schedule A, unless, within thirty (30) days after Licensee receives the written notice from Centocor, Licensee notifies Centocor in writing that Licensee withdraws such antibody as Product, in which case, such antibody designated by Centocor shall not become Cross-Licensed Product and such antibody designated by Licensee shall not become Product.

         (b)   If Centocor  fails to provide the written notice of Paragraph  2.05(a)  within the time period of Paragraph
2.05(a), after having received the notice including the specifics to which the antibody binds, an antibody designated by Licensee under Paragraph 2.05(a) shall become a Product and shall be added to Schedule A within forty five (45) days after Licensee provides the written notice, and Centocor shall not have the right to designate an antibody that binds to the same antigen as such Licensed
Product as a Cross-Licensed Product.

         (c)   The rights provided to the parties under Section  2.05(a) may be exercised  within the sole discretion of the parties at any time for one or more antibodies.

         (d)   The withdrawal of an antibody by Licensee under Section  2.05(a) shall not prevent  Licensee from  resubmitting such antibody in accordance with the provisions of Section 2.05(a).

Article III

FEES AND ROYALTIES

         3.01.     Earned Royalties.  Licensee shall pay to Centocor a royalty of (CONFIDENTIAL  TREATMENT REQUESTED) of total Net
Sales of Licensed Products for each Licensed Product, except for RSV Antibody, which royalties Licensee shall pay to Centocor in accordance with Paragraphs 3.04 and 3.05 herein.

         3.02.     Sales to and Between Licensee  Affiliates.  No royalties shall be due upon sales of Licensed  Products to and between Affiliates or from Licensee or an Affiliate to a Related Party for further sale; provided, however, that royalty shall be payable upon the final sale by the Licensee Affiliate or the Related Party to a non-affiliated vendee.

         3.03.     No  Non-Monetary  Considerations.  Without the prior written consent of Centocor,  Licensee and its Affiliates shall not solicit or accept any consideration for the sale of any Licensed Product other than as will be accurately reflected in Net
Sales.

         3.04      Running  Royalties  for  RSV  Antibody.  In  consideration  of the  license  granted  herein  as of the  date of this Agreement, and in lieu of any license grant fee, royalties for RSV Antibody that is a Licensed Product shall be calculated as follows:

                  a)       subject to Section 3.05,  (CONFIDENTIAL TREATMENT REQUESTED) of Net Sales of RSV Antibody that is a
                           Licensed Product until the cumulative Net Sales of such RSV Antibody from the date of this Agreement amount to  (CONFIDENTIAL TREATMENT REQUESTED), and thereafter,
                  b)       (CONFIDENTIAL  TREATMENT  REQUESTED) of all Net Sales of RSV Antibody  that is a Licensed  Product until the cumulative  Net  Sales of such  RSV  Antibody  from the date of this  Agreement  amount  to
                           (CONFIDENTIAL  TREATMENT REQUESTED), and thereafter,
                  c)       (CONFIDENTIAL TREATMENT REQUESTED) of all Net Sales of  RSV Antibody that is a Licensed Product.

         3.05      Minimum Royalty for RSV Antibody.  Licensee shall pay a minimum  nonrefundable  royalty of (CONFIDENTIAL
TREATMENT REQUESTED) for RSV Antibody that is a Licensed Product. Such minimum royalty shall be calculated as follows: In the event
Net Sales of RSV Antibody fall below (CONFIDENTIAL TREATMENT REQUESTED) in any calendar year, or cease for any reason including but not limited to the permanent withdrawal from the market, and, in either case, cumulative Net Sales for RSV Antibody for which royalties were paid or are payable under Section 3.04 have not reached (CONFIDENTIAL TREATMENT REQUESTED), Licensee shall pay
Centocor within 30 days of such event a one-time non-refundable royalty for RSV Antibody which shall be equal to the sum of
(CONFIDENTIAL TREATMENT REQUESTED) of cumulative Net Sales of RSV Antibody, calculated from the date of this Agreement. Thereafter, any royalties payable with respect to RSV Antibody shall be paid under Paragraph 3.04(b) and (c) rather than Paragraph 3.04(a). As a representative example, if the conditions of this Paragraph 3.05 are met and sales of RSV Antibody that is a Licensed Product were
(CONFIDENTIAL TREATMENT REQUESTED) to such date, Licensee would pay (CONFIDENTIAL TREATMENT REQUESTED), i.e., payment of
(CONFIDENTIAL TREATMENT REQUESTED) and thereafter any royalties would be paid under Paragraph 3.04(b) and (c) rather than 3.04(a).

Article IV

RECORDS, REPORTS AND PAYMENTS

         4.01.     Records  Retention.  Licensee  agrees and shall cause its  Affiliates  to keep  records of the sales of all
Licensed Products in sufficient detail to permit Centocor to confirm the accuracy of Licensee's royalty calculations. At Centocor's request and expense, Licensee shall permit an independent certified public accountant appointed by Centocor and acceptable to
Licensee to examine, upon reasonable notice and at reasonable times, and no more than once each calendar year, such records solely to the extent necessary to verify Licensee's calculations. Such examination shall be limited to a period of time no more than three
(3) fiscal years immediately preceding the request for examination, and shall be at Centocor's request and expense except in the event that results of the audit reveal a discrepancy in Licensee's favor of 10% or more, then the audit fees shall be paid by
Licensee.

         4.02.     Reports.  Within sixty (60) days after the end of each calendar quarter  following  Licensee's first sale of
Licensed Product, Licensee shall furnish to Centocor a written report of all sales of Licensed Products subject to royalty under
Sections 3.01, 3.03, 3.04, and 3.05, during such calendar quarter. Such report shall include the number and description of Licensed
Products made, sold or otherwise transferred, and the number of patients, if any, in clinical trials. Such report shall further include (i) the determination of Net Sales as specified in Section 1.08; (ii) the royalty payment then due.

         4.03      Payments.  Concurrently  with each report  pursuant to Section  4.02,  Licensee  shall make the royalty  payment then due. Payments shall be in United States dollars and, unless otherwise agreed in writing, shall be made by wire transfer to such bank Centocor may from time to time designate in writing, without set-off and free and clear of and without any deduction or withholding for or on account of any taxes, duties, levies, imposts, fees or charges.

         4.04.     Currency  Conversion.  Royalties  due on Net Sales of Licensed  Products  made in currency  other than United
States dollars shall first be calculated in the foreign currency and then converted to United States dollars on the basis of the rate of exchange in effect for purchase of dollars at Chase Manhattan Bank, New York, New York, on the last business day of the period for which royalties are due.

Article V
LIABILITY

        5.01.      Indemnification.  Licensee  shall defend,  indemnify  and hold  Centocor and Licensor  (and the  trustees, officers, employees, and agents thereof) harmless against any and all liability, damage, loss, cost or expense resulting from any claim, suit or other action arising out of or based on Licensee's possession, operation, manufacture, use or sale of any Licensed
Product; except for claims, suits or other actions made by Centocor or its officers, employees or agents, provided, however, that upon the filing of any such claim or suit, Centocor shall promptly notify Licensee and permit Licensee, at Licensee's cost, to handle, defend, control, compromise or settle such claim or suit and shall cooperate in the defense thereof.

Article VI

PATENT INFRINGEMENT

        6.01       Notification  of  Infringement.  Licensee shall notify  Centocor of any  infringement  by third parties of any patent within Licensed Patents and shall provide Centocor with the available evidence, if any, of such infringement.

        6.02       Enforcement of Licensed  Patents.  As between the parties  hereto,Centocor  shall retain the sole right,  at its sole discretion, to enforce Licensed Patents against third party infringers.

        6.03.      No Warranty of  Non-Infringement.  Nothing in this Agreement shall be construed as a representation  made or warranty given by Centocor that the practice by Licensee of the license granted hereunder will not infringe the patent rights of any third party.

Article VII

TERM AND TERMINATION

        7.01.      Term.  This  Agreement  shall come into force as of its effective  date and shall  continue in full force and effect, unless earlier terminated as provided herein until the expiration of the last to expire of the Licensed Patents.

        7.02.      Termination  for  Breach.  Centocor  shall  have the right to  terminate  this  Agreement  and the  licenses granted hereunder upon thirty (30) days' written notice to Licensee for Licensee's material breach of this Agreement if Licensee has failed to cure such breach within sixty (60) days of notice thereof.

        7.03.      Insolvency.  Either  Party may  terminate  this  Agreement  if, at any time,  the other Party shall file in any court pursuant to any statute of any individual state or country, a petition in bankruptcy, insolvency or for reorganization or for an agreement among creditors or for the appointment of a receiver or trustee of the Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a Party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of creditors.

        7.04.      Termination  by Licensee.  Licensee may  terminate  this  Agreement in its entirety at any time upon ninety (90)
days written notice to Centocor. Licensee may terminate this Agreement in part as to any specific Licensed Product or Licensed
Patent with immediate effect upon written notice to Centocor.

        7.05.      Effect of  Termination.  Termination of this Agreement in whole or in part for any reason shall not relieve
Licensee of its obligations to pay all fees and royalties that shall have accrued hereunder prior to the effective date of termination.

        7.06       Termination of License Agreement.  In the event of any termination of the License Agreement,  Licensee's obligations under this Agreement, including the payment of royalties specified herein shall be transferred to Licensor or their designee.

Article VIII

MISCELLANEOUS PROVISIONS

        8.01.      New Jersey Law.  This  Agreement  shall be deemed to have been entered  into and shall be  construed  and enforced in accordance with the laws of the state of New Jersey as applied to contracts made and to be performed entirely within
New Jersey.

        8.02.      Relationship  of the Parties.  Nothing in this  Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties.

        8.03       Most Favored  Nations.  In the event that Centocor grants a license under Licensed  Patents with respect to a
Product at a royalty rate that is lower than the royalty rate of Section 3.01 or Section 3.04 of this Agreement, as the case may be,
Licensee shall have the right and option to change the royalty rate of Section 3.01 or Section 3.04, as the case may be, with respect to such Product, to such lower royalty rate effective as of the date of such license. Centocor shall notify Licensee of any such license within thirty (30) days of execution thereof.

        8.04       Marking.  Prior to issuance of patents in the Licensed Patents,  Licensee agrees to mark Licensed Products made, sold or otherwise disposed of by it under the license granted herein with the words "Patent Pending", and following the issuance of one or more patents with the patent number of the Licensed Patents.

        8.05       Government Rights and Regulations.  Licensee  recognizes that all rights granted under this Agreement are subject to the requirements of 35 USC 200, et seq., as amended, and implementing regulations. Licensee further agrees that research, development and marketing under this Agreement will comply with all governmental regulations in force and effect, including, but not limited to, federal, state and municipal legislation.

        8.06       Arbitration.  Any dispute,  controversy or claim arising out of or relating to the  enforceability  of this
Agreement or the breach thereof shall be settled by arbitration before an arbitration body (which shall have exclusive jurisdiction between the Parties as to such matters) consisting of three arbitrators in accordance with the Commercial Arbitration Rules of the
American Arbitration Association ("AAA") then pertaining, except where those rules conflict with this provision, in which case this provision controls. The arbitrators shall be selected in accordance with the following: Each Party shall select an arbitrator who has substantial experience and expertise in the matter(s) which is or are the subject of the arbitration, and the third arbitrator, who shall be similarly qualified, shall be selected by the first two arbitrators. If the first two arbitrators cannot reach agreement on the third arbitrator, the third arbitrator shall be appointed by the President of the AAA. The Parties hereby consent to the jurisdiction of the federal district court for the district in which the arbitration is held for the enforcement of this provision and the entry of judgment on any award rendered hereunder. Should such court for any reason lack jurisdiction, any court with jurisdiction shall enforce this clause and enter judgment on any award. The arbitration shall be held in Philadelphia,
Pennsylvania, U.S.A. and in rendering the award the arbitrators must apply the substantive law of the State of New Jersey (except where that law conflicts with this clause) except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. The arbitrators shall be neutral, independent, disinterested, impartial and shall abide by
The Code of Ethics for Arbitrators in Commercial Disputes approved by the AAA. Within 45 days of initiation of arbitration, the
Parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration will be concluded and the award rendered within no more than eight months from selection of the arbitrators. Failing such agreement, the AAA will design and the parties will follow procedures that meet such a time schedule. Each Party has the right before or, if the arbitrators cannot hear the matter within an acceptable period, during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration. THE ARBITRATORS SHALL NOT AWARD ANY PARTY PUNITIVE, EXEMPLARY, MULTIPLIED OR CONSEQUENTIAL
DAMAGES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES. NO PARTY MAY SEEK OR OBTAIN PREJUDGMENT INTEREST
OR ATTORNEYS' FEES OR COSTS. Notwithstanding the foregoing, the parties agree that the arbitration provisions of this Agreement are not and shall not be applicable to any claim or controversy that relates to or arises from or involves (i) the patent laws of the
United States or (ii) any Licensed Patent, and any such claim or controversy shall be solely litigated and determined in a legal proceeding before a court. Each Party shall pay one-half of the costs and expenses of the arbitrators and all of its own costs in connection with the arbitration.

        8.07       Further Acts and Instruments.  Each Party hereto agrees to execute,  acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate to effect the purpose and intent of this Agreement.

        8.08.      Supremacy of Terms.  To the extent there is any  inconsistency  between the terms of this  Agreement and those of the License Agreement, the terms of the License Agreement shall prevail.

        8.9.       Entire  Agreement.  This Agreement  constitutes  and contains the entire  agreement of the Parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the Parties respecting the subject matter hereof. This Agreement may be amended or modified or one or more provisions thereof waived only by a written instrument signed by the Parties.

        8.10.      Severability. In the event any one or more of the provisions of this Agreement  should for any reason be held by any court or authority having jurisdiction over this Agreement or any of the Parties hereto to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed to, as nearly approximate the intent of the Parties as possible and if unreformable the Parties shall meet to discuss what steps should be taken to remedy the situation; elsewhere, this Agreement shall not be affected.

        8.11.      Captions.  The captions to this Agreement are for convenience  only and are to be of no force or effect in construing and interpreting the provisions of this Agreement.

        8.12.      WARRANTIES AND DISCLAIMER OF WARRANTIES.

        (a) Centocor  has provided to Licensee a true,  complete and correct copy of the License  Agreement as it exists as of the Effective Date (including any amendments thereto); and represents and warrants that said License Agreement is in full force and effect as of the date hereof and that Centocor shall use reasonable efforts to maintain said License Agreement in full force and effect. Centocor shall exercise reasonable efforts to inform Licensee of written notice received by Centocor that (I) such License
Agreement is not then in full force and effect, or (ii) that Centocor is in default of said License Agreement.

        (b) EXCEPT AS  OTHERWISE  EXPRESSLY  PROVIDED  HEREIN,  THE PARTIES  EXPRESSLY  DISCLAIM ALL  WARRANTIES,  EXPRESS
OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF
PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS.

        8.13.      English Language.  This Agreement is written in the English language and shall be construed accordingly.

        8.14.      Notices.  Any notice,  request,  approval or other  document  required or permitted to be given under this
Agreement shall be in writing and shall be deemed to have been sufficiently given when delivered in person, transmitted by telex, telecopier, telegraph or deposited in the mail, postage prepaid, for mailing by first class, certified or registered mail, return receipt requested, addressed as follows:

                If to Licensee, addressed to:

                MedImmune, Inc.
                35 West Watkins Mill Road
                Gaithersburg, MD
                Attn: CEO

                If to Centocor, addressed to:

                Centocor , Inc.
                200 Great Valley Parkway
                Malvern, PA  19355
                Attn:        Corporate Secretary

                With a copy to which copy shall not constitute notice:
                                    Chief Patent Counsel
                                    Johnson & Johnson
                                    One Johnson & Johnson Plaza
                                    New Brunswick, NJ 08933

or to such other address or addresses as may be specified from time to time in a written notice.

          8.15     Publicity.  Neither Centocor nor Licensee shall originate any publicity,  news release, or other public announcement, whether to the public press, to stockholders, or otherwise, disclosing the terms of this Agreement or of any amendment hereto, without the prior written approval of the other party, which approval shall not unreasonably be withheld or delayed, provided that nothing in this Paragraph shall be deemed to prevent either party from making such disclosures or announcements which, in the opinion of counsel, are legally required.

          8.17     Assignment.  The rights and obligations in and to this  Agreement  shall be binding upon and inure to the benefit of the parties, their legal representatives, successors and assigns. Neither party may assign this Agreement without prior written approval of the other party except that without such approval (a) either party may, upon fourteen (14) day's prior written notice to the other party assign this Agreement in whole or in part to its Affiliates and (b) the respective parties may assign the entire
Agreement to any successor in interest in connection with a merger or a f sale of all or substantially all their business or that portion of their business to which this Agreement relates. In the event of an assignment hereunder, the assigning party shall be responsible to the other party jointly or severally, with the assignee for the performance and observance of any obligations under this Agreement.

IN WITNESS WHEREOF, Centocor and Licensee have caused this Agreement to be executed by their duly authorized representatives.

Centocor , Inc.                                               MedImmune, Inc.

/s/ Dominick Caruso                                           /s/ David M. Mott
By:  Dominick Caruso                                          By:  David M. Mott
Title:  Vice President, Finance                               Title:  Chief Executive Officer
Date:  December 19, 2000                                      Date:  December 29, 2000

                                                              SCHEDULE A
                                                              ----------

                                                               PRODUCTS

(a)      (CONFIDENTIAL TREATMENT REQUESTED)

(b)      (CONFIDENTIAL TREATMENT REQUESTED)

(c)      (CONFIDENTIAL TREATMENT REQUESTED)

                                                              SCHEDULE B
                                                              ----------

                                                           EXCLUDED PRODUCTS

(a)      (CONFIDENTIAL TREATMENT REQUESTED)

(b)      (CONFIDENTIAL TREATMENT REQUESTED)

                                                              SCHEDULE C
                                                              ----------

                                                       CROSS-LICENSED PRODUCTS
                                                                [none]